SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12


                              CHILES OFFSHORE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)    Total fee paid:

--------------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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
Chiles Offshore Logo
                                                11200 Richmond Avenue, Suite 490
                                                       Houston, Texas 77082-2618





                                                              April 12, 2002


Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Meeting") of Chiles Offshore Inc. (the "Company"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Tuesday, May 14, 2002 at 10:00 a.m., local time. All holders of record of the Company's outstanding shares of common stock at the close of business on March 21, 2002 will be entitled to vote at the Meeting.

Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

Whether or not you expect to attend the Meeting and regardless of the number of shares of common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

We hope that you will be able to attend and look forward to seeing you at the Meeting.

                                          Sincerely,


                                          /s/ William Chiles


                                          William Chiles
                                          President and Chief Executive Officer

[CHILES OFFSHORE LOGO]
                                                11200 Richmond Avenue, Suite 490
                                                       Houston, Texas 77082-2618

                              CHILES OFFSHORE INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2002

                                ----------------

                                                              April 12, 2002
To Our Stockholders:

The Annual Meeting of Stockholders (the "Meeting") of Chiles Offshore Inc. (the "Company"), will be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, for the following purposes:

1. To elect ten directors to serve until the 2003 Annual Meeting of Stockholders. Please see page 5.

2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

Only holders of record of shares of common stock at the close of business on March 21, 2002 will be entitled to notice of, and to vote at, the Meeting. Your vote is very important! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

                                        For the Board of Directors,


                                        /s/ Dick Fagerstal


                                        Dick Fagerstal
                                        Senior Vice President,
                                        Chief Financial Officer and Secretary

                              Chiles Offshore Inc.

                        11200 Richmond Avenue, Suite 490
                            Houston, Texas 77082-2618
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         Annual Meeting of Stockholders

                                  To Be Held On
                                  May 14, 2002


                 SOLICITATION OF PROXIES, VOTING AND REVOCATION

General

This Proxy Statement (the "Proxy Statement") and the enclosed proxy are being furnished to holders of record of shares of common stock, $.01 par value (the "Common Stock"), of Chiles Offshore Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2002 (the "Meeting") and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 12, 2002.

Voting

The Board has fixed the close of business on March 21, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held thereby as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. Attendance at the Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. As of the Record Date, there were 100,000,000 shares of Common Stock authorized, of which 20,262,932 were outstanding and entitled to vote. The Company has no other voting securities issued or outstanding.

A list of the Company's stockholders as of the Record Date for the Meeting will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will be counted as votes "Against" a proposal, but will count towards the determination of a quorum at the Meeting. If instructions are not given, proxies will be voted FOR the election as a director of each of management's nominees named under "Proposal No. 1-Election of Directors" in this

Proxy Statement and listed under Item 1 of the enclosed proxy. As to any other matters which properly may come before the Meeting, other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revocation of Proxies

A stockholder who so desires, may revoke such stockholder's proxy at any time before it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

Solicitation Expenses

The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company expects not to incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of Common Stock. For such services, Proxy Services, Inc. will receive a fee of approximately $6,500, reimbursement for certain out of pocket expenses and indemnification by the Company against certain losses.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (15 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of March 21, 2002.

                                                    Amount and Nature of
Beneficial Owner (1)                                Beneficial Ownership (2)        Percentage of Class
--------------------                            ------------------------------ --------------------------
Charles Fabrikant (3)                                        4,884,862                      24.11%
Randall Blank (4)                                                7,388                           *
William Chiles  (5)                                            258,440                       1.27%
Dick Fagerstal  (6)                                             54,337                           *
Donald Gregg   (6)                                             106,609                           *
Bruce Brumley  (7)                                              48,914                           *
William Hopkins (8)                                             45,046                           *
Gabriel Padilla  (8)                                            45,914                           *
Jonathan Fairbanks                                             192,571                           *
Timothy McKeand                                                  2,525                           *
Robert Pierot (9)                                              108,352                           *
Alan Locker                                                     49,254                           *
Patricio Morphy (10)                                         2,679,670                      13.22%
Luis Morphy (11)                                             2,679,670                      13.22%
SEACOR SMIT Inc. (3)                                         4,831,401                      23.84%
   1370 Avenue of the Americas, 25th Floor
   New York, New York 10019
Morphy Group                                                 2,679,670                      13.22%
c/o Perforadora Central, S.A. de C.V. (12)
   Montes Urales No. 520, Lomas de
   Chapultepec, 11000 Mexico, D.F.
All directors and executive officers as a group              7,670,398                      37.36%
(15 Persons) (13)

----------
*        Less than 1.0%.


(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Chiles Offshore Inc., 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon exercise of outstanding options exercisable within 60 days.

(3) Share ownership information with respect to SEACOR SMIT Inc. ("SEACOR") was derived from a Statement of Beneficial Ownership on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. Mr. Fabrikant is the Chairman of the Board of Directors, President and Chief Executive Officer of SEACOR and, accordingly, may be deemed to beneficially own all or a portion of the shares held of record by SEACOR's wholly owned subsidiary, SEACOR Offshore Rigs Inc. ("SEACOR Rigs"). Mr. Fabrikant disclaims beneficial ownership of Common Stock not owned of record by him.

(4) Mr. Blank is the President of SEACOR Rigs and, accordingly, may be deemed to beneficially own all or a portion of the shares held of record by SEACOR Rigs. Mr. Blank disclaims beneficial ownership of Common Stock not owned of record by him.

(5) Includes 55,003 shares of Common Stock issuable upon exercise of options exercisable within 60 days and 14,000 shares of restricted stock over which Mr. Chiles exercises sole voting power.

(6) Includes 54,337 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(7) Includes 32,896 shares of Common Stock issuable upon exercise of options exercisable within 60 days and 3,000 shares of restricted stock over which Mr. Brumley exercises sole voting power.

(8) Includes 32,896 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(9) Includes 46,286 shares of Common Stock owned by Mr. Pierot's nephew for whom Mr. Pierot is a co-guardian. Mr. Pierot disclaims beneficial ownership of these shares.

(10) Based on a Schedule 13D filed with the Securities and Exchange Commission on August 6, 2001, Mr. Morphy is a member of a group, whose members are the direct record and beneficial owners of an aggregate of 2,679,670 shares of Common Stock. Based on this Schedule 13D, Patricio Morphy is the direct record and beneficial owner of 1,034,802 of such shares, Luis Morphy is the direct record and beneficial owner of 822,434 of such shares and Javier Morphy is the direct record and beneficial owner of 822,434 of such shares. Patricio Morphy is the brother of Luis Morphy.

(11) Based on a Schedule 13D filed with the Securities and Exchange Commission on August 6, 2001, Mr. Morphy is a member of a group, whose members are the direct record and beneficial owners of an aggregate of 2,679,670 shares of Common Stock. Based on the Schedule 13D, Luis Morphy is the direct record and beneficial owner of 822,434 of such shares, Patricio Morphy is the direct record and beneficial owner of 1,034,802 of such shares and Javier Morphy is the direct record and beneficial owner of 822,434 of such shares. Luis Morphy is the brother of Patricio Morphy.

(12) Share ownership information with respect to the Morphy Group was derived from a Schedule 13D filed with the Securities and Exchange Commission on August 6, 2001. Based on the Schedule 13D, Luis Morphy is the direct record and beneficial owner of 822,434 of such shares, Patricio Morphy is the direct record and beneficial owner of 1,034,802 of such shares and Javier Morphy is the direct record and beneficial owner of 822,434 of such shares.


(13) Includes 300,261 shares of Common Stock issuable upon exercise of options exercisable within 60 days. Excludes 822,434 shares of the Morphy Group of which Javier Morphy is the direct record and beneficial owner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2001 with the reporting requirements of Section 16(a) of the Exchange Act with the exception of Mr. Donald Gregg, an executive officer of the Company, who failed to timely file a Form 4 and Messrs. Bruce Brumley, Gabe Padilla and Chris Pinkard, executive officers of the Company, who each failed to timely file both a Form 3 and Form 5.



                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

Pursuant to the Company's By-laws currently in effect (the "By-laws"), the number of Directors constituting the Board shall be seven or such larger number as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at ten members. The By-laws provide that Directors of the Company are elected annually to serve until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, ten Directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the management nominees for Director named below are currently Directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a Director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

Set forth below is certain biographical information with respect to each nominee for Director:

Name                            Age                 Principal Occupation                Director Since (1)
------------------------------ -----------------------------------------------------------------------------
Charles Fabrikant (2) (3)        57   Chairman of the Board, President and Chief       August 1997
                                      Executive Officer of SEACOR

Randall Blank                    51   Executive Vice President and Chief Financial     August 1997
                                      Officer of SEACOR

William Chiles (3)               53   President and Chief Executive Officer of the     August 1997
                                      Company

Dick Fagerstal (3)               41   Senior Vice President, Chief Financial Officer   August 1997
                                      and Secretary of the Company and Vice
                                      President, Finance and Treasurer of SEACOR

Jonathan Fairbanks (2)           35   Partner, Bassoe Offshore A/S                     August 1997

Alan Locker (4)                  61   Chief Executive Officer, Bonafide Estates, Inc.  October 2000

Timothy McKeand                  51   Vice President, Marketing of SEACOR              December 1997

Patricio Morphy (4)              58   President and Chief Executive Director of        October 2000
                                      Perforadora Central, S.A. de C.V. and Lineas De
                                      Produccion, S.A. de C.V.

Luis Morphy                      52   Vice President of Perforadora Central, S.A. de   October 2000
                                      C.V. and Lineas De Produccion, S.A. de C.V.

Robert Pierot (2) (4)            43   Director, Jacq. Pierot Jr. & Sons, Inc.          December 1997

----------
(1) References to periods of service prior to September 2000, refer to service as a member of the Management Committee of the Company, which was responsible for its management as a limited liability company prior to its incorporation. Since its incorporation in September 2000, the Company has been managed by the Board.

(2)    Member of the Compensation Committee.

(3)    Member of the Executive Committee.

(4)    Member of the Audit Committee.

Charles Fabrikant has served as the Company's Chairman since August 1997. His principal occupation has been serving as the Chairman of the Board and Chief Executive Officer of SEACOR since December 1989 and as the President of SEACOR since October 1992. For more than the past five years, Mr. Fabrikant has also been the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") and President of Fabrikant International Corporation ("FIC"), corporations engaged in marine operations and investments. SCF was acquired by SEACOR in December 2000. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

Randall Blank has served as a Director of the Company since August 1997. Mr. Blank also served as the Company's Vice President and Treasurer from August 1997 until June 2000. Mr. Blank's principal occupation has been serving as the Executive Vice President and Chief Financial Officer of SEACOR since December 1989 and as the Secretary of SEACOR since October 1992. Mr. Blank is also the President of SEACOR Rigs, a position he has held since July 1997.

William Chiles has served as the Company's President, Chief Executive Officer and Director since August 1997. In March 1997, Mr. Chiles led the formation of the Company's predecessor. Mr. Chiles has extensive management experience in offshore drilling operations. From May 1996 until March 1997, he served as Senior Vice President--Drilling Operations of Cliffs Drilling Company, responsible for the operation of its worldwide fleet. From 1992 to May 1996, Mr. Chiles served as President and Chief Executive Officer of Southwestern Offshore Corporation, a company he founded in 1992 and whose drilling rigs and equipment were acquired by Cliffs Drilling Company in 1996. Mr. Chiles co-founded Chiles Offshore Corporation in 1987 and in 1977 he co-founded Chiles Drilling Company, each of which was an offshore contract drilling company.

Dick Fagerstal has served as the Company's Senior Vice President, Chief Financial Officer and a Director since August 1997. Mr. Fagerstal has also served as the Secretary of the Company since February 1998. Mr. Fagerstal has also served as the Vice President, Finance of SEACOR since August 1997 and has held the additional position of Treasurer since May 2000. Prior to July 1997 and for more than five years prior to 1997, Mr. Fagerstal worked as a bank officer with Den norske Bank ASA, New York Branch.

Jonathan Fairbanks has served as a Director of the Company since August 1997. Mr. Fairbanks served as Secretary of the Company from August 1997 until February 1998 and served as Vice President from February 1998 until February 1999. Mr. Fairbanks has been a partner in Bassoe Offshore A/S, a brokerage and market research firm serving the offshore drilling and service industry since 1978.

Alan Locker has served as a Director of the Company since October 2000. Since 1965 he has been Chief Executive Officer and Chief Financial Officer of Bonafide Estates, Inc., a closely held real estate company that owns and manages properties. Mr. Locker is a licensed attorney admitted to practice in the State of New York.

Timothy McKeand has served as a Director of the Company since December 1997. Since 1989, Mr. McKeand has served as Vice President, Marketing of SEACOR and has been Vice President of certain of SEACOR's subsidiaries that are active in domestic operations.

Patricio Morphy has served as a Director of the Company since October 2000. Since 1971, Mr. Morphy has served as President and Chief Executive Officer of Perforadora Central, S.A. de C.V., a Mexican company engaged in the oil services business, and Lineas De Produccion, S.A. de C.V., a Mexican company engaged in pipe laying, dredging and general construction. Mr. Morphy also serves as a director of Group IDESA, a petrochemical company, and Fianzas Guardiania INBURSA, S.A., a money exchange bank, both of which are Mexican companies. Patricio Morphy is the brother of Luis Morphy.

Luis Morphy has served as a Director of the Company since October 2000. Since 1973, Mr. Morphy has served as Vice President of Perforadora Central S.A. de

C.V. and Lineas De Produccion, S.A. de C.V. Mr. Morphy also serves as a director of Group IDESA and Fianzas Guardiania INBURSA, S.A. and serves as a director of International Pipeline and Offshore Contractors Association. Luis Morphy is the brother of Patricio Morphy.

Robert Pierot has served as a Director since December 1997. Mr. Pierot has served as a director for more than the prior five years of Jacq. Pierot Jr. & Sons, Inc., a private corporation engaged in marine advisory services, including sales and purchases of marine assets and marine asset appraisals. Mr. Pierot also serves as President of Pierot Enterprises, Inc., a closely held corporation engaged in investments.

Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

In connection with the Tonala acquisition described below under "Tonala Acquisition," the Company, SEACOR and William Chiles agreed to use their best efforts to cause Patricio Morphy and one designee of Patricio Morphy acceptable to the Board to become members of the Board. In October 2000, the Board acted to increase the size of the Board to ten members and elected Patricio Morphy and Luis Morphy to the Board to fill two of the newly created vacancies.

The Board recommends that stockholders vote FOR the election of each of the Director-nominees named above.


                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                             AND COMMITTEES THEREOF

Meetings

During the year ended December 31, 2001, the Board held four meetings and acted by unanimous written consent on two occasions. All of the Company's Directors attended at least 75% of the meetings of the Board and of all committees of the Board of which they are members.

Committees of the Board

Audit Committee

The Audit Committee, consisting of Alan Locker, Patricio Morphy and Robert Pierot, assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, related party transactions and conflict of interest situations where appropriate, and the Company's control procedures as established by management and the Board. The Audit Committee held two meetings during the year ended December 31, 2001.

In addition to the two regular Audit Committee meetings, the Committee Chairman, on behalf of the Audit Committee, discussed the quarterly interim financial information of the Company with management and the independent auditors prior to its release to the public. This included a discussion of the results of Arthur Andersen's review performed in accordance with Statement on Auditing Standards
(SAS) No. 71, Interim Financial Information.

The Board has adopted a written charter for the Audit Committee and the Company has set forth responsibilities of the Audit Committee in the By-laws. The Company believes that all members of the Audit Committee are "independent" under the listing standards of the American Stock Exchange currently applicable to the Company.

The information contained in this Proxy Statement with respect to the Audit Committee charter, the By-law provisions regarding the Audit Committee and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Committee

The Compensation Committee is responsible, subject to the general terms and provisions of the Chiles Offshore Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan"), for the administration and award of stock options or restricted stock under such plan. In addition, the Board has delegated to the Compensation Committee responsibility for all matters relating to the determination and award of executive compensation. Charles Fabrikant, Robert Pierot and Jonathan Fairbanks, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act and with respect to the 2000 Stock Option Plan, serve as members of the Compensation Committee. The Compensation Committee held two meetings during 2001.

Executive Committee

The Executive Committee has the authority to exercise the powers of the Board other than those reserved to the Audit Committee, the Compensation Committee or to the full Board. Charles Fabrikant, William Chiles and Dick Fagerstal serve as members of the Executive Committee.

Nominating Committee

The Company does not maintain a Nominating Committee.

Compensation of Directors

Directors of the Company who are officers of the Company or SEACOR receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company or SEACOR receive $1,500 for every regular Board meeting that they attend and $500 for any Board meeting they attend telephonically. In addition, Directors are entitled to reimbursement of ordinary and necessary expenses of attending meetings of the Board or standing committees thereof.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001.

                                      Annual Compensation                 Long-Term Compensation
                                  ---------------------------------------------------------------------
                                                             Restricted   # of Securities    All Other
                                                             Stock ($)      Underlying     Compensation
   Name and Position(s)   Year   Salary ($)  Bonus ($) (1)     (2)           Options          ($) (3)
   --------------------   ----   ----------  -------------     ---           -------          -------
   William Chiles, (4)     2001     260,000      228,000      266,000         12,000            9,356
   President, and Chief    2000     232,500      160,000        --            44,272            9,345
   Executive Officer       1999     197,500       33,334        --             4,487            7,494

   Donald Gregg,           2001     156,000       83,000        --            10,000            7,358
   Senior Vice President,  2000     139,500       55,000        --            44,272            4,680
   Operations and          1999     118,500       20,000        --             4,487            4,155
   Engineering

   Bruce Brumley, (5)      2001     130,000       71,000       57,000          7,000            4,221
   Vice President,         2000     116,250       49,500        --            16,099            3,650
   Operations              1999      98,750       16,667        --             2,956            2,963

   Gabriel Padilla,        2001     130,000       64,000        --             7,000            4,920
   Vice President,         2000     116,250       47,500        --            16,099            3,900
   Engineering             1999      98,750       16,667        --             2,956            3,212

   William Hopkins,        2001     130,000       64,000        --             7,000            4,907
   Vice President, Human   2000     116,340       47,500        --            16,099            3,535
   Resources               1999      98,947       16,700        --             2,956            3,409

(1) Includes all cash bonuses earned for the year 2001. Under the Company's executive bonus plan, sixty percent of the annual executive bonus is paid at the time of the award while the remaining forty percent is paid (with interest) in two equal annual installments one and two years after the date of the award. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee or occurrence of a "change-in-control" of the Company.

(2) The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provides two kinds of Restricted Stock Awards. Each award of Type A Restricted Stock ("Type A Stock") vests approximately one year from the date of the award. Each award of Type B Restricted Stock ("Type B Stock") vests in three equal and consecutive annual installments, commencing on the first anniversary of the date of the award. For both kinds of restricted stock, the restricted shares vest immediately upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3) Excludes perquisites and other personal benefits where such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for the Named Executive Officer. "All Other Compensation" includes (i) contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Chiles, Gregg, Brumley and Hopkins under the Chiles Offshore Inc. 401(k) Retirement Savings Plan, a defined contribution plan established by the Company effective May 1, 1998, which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) life insurance premiums paid on behalf of (a) Mr. Chiles in 2001, 2000 and 1999 in the amounts of $4,106, $4,104 and $2,557, respectively, (b) Mr. Gregg in 2001 in the amount of $2,108,
         (c) Mr. Brumley in 2001 in the amount of $384, (d) Mr. Padilla in 2001 in the amount of $589 and (e) Mr. Hopkins in 2001, 2000 and 1999 in the amounts of $576, $400 and $441, respectively.

(4) Mr. Chiles was granted restricted stock awards of 5,000 shares of Type A Stock and 9,000 shares of Type B Stock pursuant to a Restricted Stock Agreement between the Company and Mr. Chiles dated February 15, 2002.

(5) Mr. Brumley was granted a restricted stock award of 3,000 shares of Type B Stock pursuant to a Restricted Stock Agreement between the Company and Mr. Chiles dated February 15, 2002.

                                  Stock Options

On September 22, 2000, the Company's stockholders adopted the 2000 Stock Option Plan, which provides for the grant of options to purchase shares of Common Stock to officers and key employees of the Company. The 2000 Stock Option Plan is administered by the Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 2000 Stock Option Plan. On November 13, 2000, the Company amended the 2000 Stock Option Plan to permit the assumption of the outstanding options under the Chiles Offshore LLC 1998 Equity Option Plan (the "1998 Equity Option Plan") by the 2000 Stock Option Plan.

                               Option Grants Table

In 2001, the Company granted options for a total of 182,800 shares of Common Stock under the 2000 Stock Option Plan. There were 306,156 shares available to be granted under the 2000 Stock Option Plan as of December 31, 2001. There were no changes in the exercise prices of outstanding options, through cancellation and reissuance or otherwise. The Option Agreements provide that the beneficial ownership of the options shall vest in approximately three equal annual installments, commencing upon the first anniversary of the date of the grant. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause," as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. The exercise terms of the options granted are ten years. The following table sets forth certain information with respect to the options granted to the Named Executive Officers during the fiscal year ended December 31, 2001:

                                              Individual Grants
                           ---------------------------------------------------------
                                            Percent of
                                               Total                                  Potential Realizable Value
                              Number of       Options                                    ($) at Assumed Annual
                             Securities     Granted to      Exercise                      Rates of Stock Price
                             Underlying      Employees      of Base                         Appreciation for
                                                                                      --------------------------
                              Options       for Fiscal       Price      Expiration             Option Term
    Name                      Granted          Year         ($/Sh)         Date             5%             10%
-------------------------     -------       ----------      ------      ----------        -------        -------
William Chiles                 12,000          6.56%         22.00       1/18/11          166,028        420,748
Donald Gregg                   10,000          5.47%         22.00       1/18/11          138,357        350,623
Bruce Brumley                   7,000          3.83%         22.00       1/18/11           96,850        245,436
Gabriel Padilla                 7,000          3.83%         22.00       1/18/11           96,850        245,436
William Hopkins                 7,000          3.83%         22.00       1/18/11           96,850        245,436

Aggregated Option Exercises and Year-End Option Value Table

The following table sets forth certain information with respect to the value of the options outstanding at year-end based on a year-end closing price of $19.89 per share:

                           Shares                     Number of Securities             Value of Unexercised
                          Acquired                   Underlying Unexercised          In-the-Money Options at
                             on        Value       Options at Fiscal Year-End            Fiscal Year-End
                          Exercise   Realized      Exercisable/Unexercisable        Exercisable/Unexercisable
Name                         (#)        ($)                   (#)                              ($)
----------------------    --------   --------      -------------------------        -------------------------
William Chiles               --         --              55,003 / 39,009                  285,927 / 36,628
Donald Gregg                 --         --              54,337 / 37,675                  285,927 / 36,628
Bruce Brumley                --         --              32,896 / 16,383                  194,474 / 16,378
Gabriel Padilla              --         --              32,896 / 16,383                  194,474 / 16,378
William Hopkins              --         --              32,896 / 16,383                  194,474 / 16,378

Employment Contracts and Other Arrangements

William Chiles is presently serving as the Company's President and Chief Executive Officer under an employment agreement, effective as of November 1, 1997, as amended between the Company and Mr. Chiles. Under the agreement, Mr. Chiles will continue to serve in such capacity until November 2002 at his current base salary of $260,000 per annum, subject to review. The agreement also provides Mr. Chiles severance benefits, disability and health insurance, approximately $1.2 million in term life insurance, reimbursement for various expenses and other compensation, including bonuses, that the Company's Board may set, in its sole discretion. Under the agreement, if the Company terminates or "constructively" terminates Mr. Chiles' employment without "cause" (as those terms are defined in the agreement), it would be obligated, subject to early termination provisions, to pay Mr. Chiles two times his "average compensation" in 24 equal monthly payments and any unpaid incentive bonuses and benefits awarded or accrued up to the date of termination. If the Company terminates Mr. Chiles' employment without cause within nine months before or after a change of control, it would be obligated to pay Mr. Chiles three times his average compensation in 36 equal monthly payments.

The Company has entered into severance agreements with Mr. Gregg, Mr. Brumley, Mr. Padilla and Mr. Hopkins. Under the agreements, if the Company terminates any of these individuals without cause (as defined in the agreements), it would be obligated to pay one year of base salary.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with SEACOR

The Company's Senior Vice President, Chief Financial Officer, Secretary and Director, Dick Fagerstal serves as Vice President, Finance and Treasurer of SEACOR. Mr. Fagerstal is primarily responsible for managing the Company's capital structure. The Company entered into a Management and Administrative Services Agreement with SEACOR, dated as of February 27, 1998 (the "Management Services Agreement"), pursuant to which SEACOR agreed to continue to perform certain administrative and technical services on the Company's behalf, including providing the services Mr. Fagerstal, as well as general management and financial services, including periodic advice and consultation in connection with corporate, legal, finance and other matters that may be required for the Company's day-to-day operations. The Management Services Agreement was amended on July 18, 2000 to permit either party to terminate it upon 180 days' notice. Under the Management Services Agreement, the Company agreed to pay a fee to SEACOR not to exceed $15,000 per month for the services of Mr. Fagerstal, plus such other fees for services of others not to exceed the reasonable value thereof and to reimburse SEACOR for all out-of-pocket expenses related to the provision of such services. The Company believe the fees charged by SEACOR for such services rendered under the Management Services Agreement approximate the rate that would be charged by outside non-related parties. The Company paid SEACOR approximately $0.2 million for the year ended December 31, 2001, exclusive of reimbursement of direct expenses. In January 2002, the Company paid SEACOR approximately $0.1 million for services it provided in connection with the financing obtained for the construction of the Chiles Galileo.

The Company does not currently have a policy or procedure requiring approval of transactions with SEACOR by a majority of disinterested Directors.


Tonala Acquisition

In July 2001, pursuant to an agreement entered into in July 2000, as subsequently amended (as amended, the "Tonala Agreement"), the Company completed its acquisition of all of the shares of capital stock of the entity that owned the ultra-premium jackup rig Tonala. Previously, the Company had operated the Tonala under a bareboat charter with Perforadora Central, S.A. de C.V., a Mexican company, and related parties ("Perforadora Central") since the completion of its construction and final commissioning in April 2000 (the "Tonala Charter"). The Tonala Agreement and an amendment to the Tonala Charter adjusted payments under the Tonala Charter such that the Company would be treated from a commercial standpoint as if the Company owned the Tonala from July 20, 2000, with the Company being credited for cash flow received by Perforadora Central under the Tonala Charter, and charged for debt service payments made by Perforadora Central after such date on Marad-guaranteed debt secured by the Tonala. In connection with the acquisition of the Tonala, in October 2000, Luis Morphy and Patricio Morphy, two executives of Perforadora Central, were named to the Board of the Company.

As consideration for its acquisition of the Tonala, in July 2001, the Company issued 2,679,723 shares of common stock having a market value on the date of issuance of $20.50 per share to Perforadora Central and assumed approximately $58.8 million in principal amount of Perforadora Central's related Marad-guaranteed debt. The Company also paid approximately $0.1 million in commissions and $0.7 million in other acquisition costs, and received the benefit of approximately $2.5 million in charter payables forgiven by Perforadora Central, which resulted in a discount to the purchase price (for an aggregate rig cost of approximately $111 million). The debt the Company assumed bears interest at a rate of approximately 5.6% per year, has semi-annual payments of approximately $2.9 million of principal plus accrued interest due in January and July of each year until the final maturity in July 2011 and is subject to certain customary covenants, including restrictions on the Company's ability to pay dividends and other financial covenants. Subsequent to the date of acquisition, the Company renamed the acquired rig the Chiles Coronado. Patricio Morphy and Luis Morphy, two of the Company's Directors, own, collectively, a majority of the outstanding shares of Perforadora Central.

Commissions

Mr. Fairbanks, one of the Company's Directors, is a partner of Bassoe Offshore A/S ("Bassoe") a brokerage and market research firm serving the offshore drilling and service industry. In July 2001, the Company paid Bassoe a commission of approximately $0.1 million in connection with the Company's acquisition of the Chiles Coronado. Pursuant to an agreement with Bassoe and SEACOR, in connection with the delivery of the Chiles Discovery in February 2002, the Company paid Bassoe and SEACOR commissions of $0.5 million and $1 million, respectively. In connection with the expected delivery of the Chiles Galileo in August 2002, the Company is obligated to pay commissions to Bassoe and SEACOR of approximately $0.3 million and $1 million, respectively. The Company believes these commissions paid to Bassoe and SEACOR approximate the commissions that would be paid to outside non-related parties.

The Company has also agreed to pay Bassoe a commission equal to one percent of base dayrate less operating costs in connection with Bassoe's services in identifying, developing and executing the charter of the Chiles Discovery to an affiliate of Phillips Petroleum. The Company estimates annual commission payments under this agreement will be approximately $0.2 million (which the Company believes to be within the range of acceptable compensation charged by similarly situated firms for such services) and expects to begin paying Bassoe these commissions in the third quarter of 2002.

Bassoe also has an exclusive right to broker future sale, purchase and charter transactions with respect to these rigs, provided that its rates are not in excess of rates charged by unrelated third parties in similar transactions. If the Board decides in the future to exercise any of its remaining options to build additional jackup rigs, it would have to decide at such time what commissions, if any, would be due to Bassoe and SEACOR.

Rental Agreement

In February 2002, the Company entered into a one-year rental agreement with Hercules Offshore Inc. for the rental of a second-hand string of drill pipe. Mr. Fairbanks is President and a shareholder of Hercules Offshore Inc. Pursuant to the rental agreement, the Company will receive approximately $0.3 million in rental fees over the life of the agreement and, in addition, has provided Hercules Offshore Inc. with a purchase option at the end of the agreement. The Company estimates that the rental payments and the purchase option approximate current fair market value for this type of equipment.

Separation and Release Agreement

In January 2002, the Company entered into a Separation and Release Agreement with William Thorogood. Mr. Thorogood served as the Vice President-Controller and Assistant Secretary of the Company until his resignation in January 2002. Pursuant to the agreement, the Company will continue to pay Mr. Thorogood his base salary at the annual rate of $130,000 through January 2003. In addition, the Company subsequently entered into a Consulting Agreement with Mr. Thorogood pursuant to which Mr. Thorogood provides consulting services to the Company at an hourly rate.



                             AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001:

Review With Management

The Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with management.

Review And Discussions With Independent Auditors

The Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS No. 61, Communications with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has also received and reviewed written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with Arthur Andersen LLP its independence.

Conclusion

Based on the review and discussions referred to above, the Committee recommended to the Company's Board that its audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The foregoing report is respectfully submitted by the Audit Committee:

                 Alan Locker, Patricio Morphy and Robert Pierot

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Committee Interlocks and Insider Participation

During 2001, Charles Fabrikant, Robert Pierot and Jonathan Fairbanks served as members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during 2001. Mr. Fairbanks served as the Company's Vice President from August 1997 until February 1998 and served as the Company's Secretary from February 1998 to February 1999. In February 2002, the Company entered into a one-year rental agreement with Hercules Offshore Inc. for the rental of a second-hand string of drill pipe. Mr. Fairbanks is President and a shareholder of Hercules Offshore Inc. Pursuant to the rental agreement, the Company will receive approximately $0.3 million in rental fees over the life of the agreement and, in addition, has provided Hercules Offshore Inc. with a purchase option at the end of the agreement. Mr. Fabrikant is the Chairman, President and Chief Executive Officer of SEACOR and a director and President of SEACOR Rigs. Mr. Fairbanks is a partner of Bassoe Offshore A/S, a brokerage and market research firm serving the offshore drilling and service industry. In July 2001, the Company paid Bassoe a commission of approximately $0.1 million in connection with the Company's acquisition of the Chiles Coronado from Perforadora Central. In connection with the delivery of the Chiles Discovery in February 2002, the Company paid Bassoe a commission of $0.5 million and SEACOR a commission of $1 million. In connection with the expected delivery of the Chiles Galileo in August 2002, the Company is obligated to pay commissions to Bassoe of approximately $0.3 million and to SEACOR of approximately $1 million. For more information, see "Certain Relationships and Related Transactions" above. During 2001, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Board or the Compensation Committee.



                        REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Compensation Committee with respect to executive compensation matters:

General

The Board has delegated responsibility for all matters relating to the determination and award of executive compensation to the Compensation Committee. The Compensation Committee is currently comprised of Charles Fabrikant, Robert Pierot and Jonathan Fairbanks. The Compensation Committee met officially on two occasions and, in addition, had several informal meetings during 2001 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 2001 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of four central components: (1) base salary, (2) discretionary annual bonuses,

(3) grants of stock options, (4) and awards of restricted stock. Factors reviewed by the Compensation Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Compensation Committee in determining the compensation levels and components for the executive officers, the Compensation Committee has final authority to determine all compensation matters in its sole discretion.

Base Salary

Mr. Chiles' salary was paid in accordance with the provisions of the employment agreement.

In respect of Messrs. Chiles, Gregg, Brumley, Padilla and Hopkins, their base salary for 2001 was increased compared to their 2000 base salary based on an assessment of the market and a combination of their individual performance and the Company's overall performance during 2001. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure and are consistent with comparable companies in the industry.

Annual Bonus

The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

While the Company does not set specific and detailed performance targets for each year, the Compensation Committee evaluates and reviews the Company's results, cash flows and achievement of strategic objectives and a variety of other criteria in awarding annual bonuses to management.

The financial and operating growth of the Company during the year 2001 was attributed by the Compensation Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

Restricted Stock Awards and Stock Option Grants

The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value and to create longer term executive commitment to the Company. The Compensation Committee believes that such awards and grants foster a greater concern by management with the performance of the Company, both in the short and long term, which serves to align the interests of management and the Company's stockholders. The number of restricted stock awards and stock options granted reflects a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

Restricted stock awards and stock options granted for 2001 reflect the Compensation Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing stockholder value.

Compensation of the Chief Executive Officer

In 2001, Mr. Chiles received total cash compensation (in the form of salary and bonus) of approximately $488,000 from the Company. Additionally, he was granted options to purchase 12,000 shares of Common Stock and was awarded 14,000 shares of restricted stock. The option grants were made in January 2001, and vest in equal proportion over three years. The restricted stock was awarded in two issuances: one for 5,000 shares, which vest one year from the date of grant and the other for 9,000 shares, which vest equally over a three-year period. The determination of Mr. Chiles' compensation was based upon the factors described above with respect to all executive officers, and, in addition, upon Mr. Chiles' extensive experience, leadership and reputation within the offshore drilling industry and his leadership role in the Company's development.

The foregoing report is respectfully submitted by the Compensation Committee:

             Charles Fabrikant, Robert Pierot and Jonathan Fairbanks

                                PERFORMANCE GRAPH

Set forth in the graph below is a comparison of the total return that a hypothetical investor would have earned assuming the investment of $100 on September 18, 2000, the date the Common Stock commenced public trading, in (i) the Common Stock of the Company, (ii) the S&P 500 Index ("S&P 500"), (iii) the Philadelphia Stock Exchange Oil Service Sector Index (the "OSX Index"), an index of oil service companies and (iv), a new-line-of-business index, the Simmons & Company International Offshore Drillers Index (the "SCI Index"), an index of offshore drilling companies, that we believe includes as its components the stock of companies that are both less diversified and more closely approximate the Company's line of business than do the components of the OSX Index. Consequently, the Company will discontinue comparison with the OSX Index in the proxy statement for next year's annual meeting of stockholders.

                       September 18, 2000     December 31, 2000    December 31, 2001
                       ------------------     -----------------    -----------------
Chiles Offshore Inc.           100                 131.58                94.71
S&P 500                        100                  92.19                81.25
SCI Index                      100                  87.26                63.60
OSX Index                      100                  91.82                64.13


Stockholder returns reflected in the performance graph are not necessarily indicative of future performance.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP served as independent auditor for the Company and its subsidiaries for the fiscal year ended December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

The following sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001, by the Company's principal accounting firm, Arthur Andersen LLP:

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $127,200.

Financial Information Systems Design and Implementation Fees

No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001 were $162,600, including audit-related fees of $34,600 and other fees of $128,000. Audit-related fees include accounting consultation, statutory audits and a benefit plan audit. The other fees are primarily for services provided related to tax consultation.

The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the independence of Arthur Andersen LLP.

Recommendation of Independent Auditors

In light of recent events that have focused attention on companies' selection of independent auditors, the Audit Committee has not yet recommended to the Board a proposed independent auditor for the Company and its subsidiaries for the fiscal year ending December 31, 2002. Upon the recommendation of the Audit Committee, the Board shall select an independent auditor for the Company and its subsidiaries for the fiscal year ending December 31, 2002.



                                  OTHER MATTERS

Other Actions at Meeting

The Board of Directors does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Limitation on Stockholder Action by Written Consent; Special Meetings of Stockholders; Removal of Directors; Vacancies

The Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66-2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be
(i) specified in the notice of meeting (or any supplement or addendum thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board, and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

The By-laws also provide that Directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of Directors and that vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Directors then in office.

Stockholder Nomination of Directors

The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as Directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting, at which Directors are to be elected, are eligible for election as Directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of Directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of
(i) precluding a nomination for the election of Directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of Director nominees or otherwise attempting to obtain control of the Company.



                                  ANNUAL REPORT

A copy of the Company's Annual Report to stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement and should be read in conjunction herewith.



                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholder proposals to be presented at the 2003 Annual Meeting must be received by the Company on or before December 13, 2002, for inclusion in the proxy statement and proxy card relating to that meeting pursuant to Exchange Act Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: The Secretary of Chiles Offshore Inc. 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

As a separate and distinct matter from proposals under Exchange Act Rule 14a-8, in accordance with Article 1, Section 1 of the By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely written notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.

                                   For the Board of Directors


                                   /s/ Dick Fagerstal


                                   Dick Fagerstal
                                   Senior Vice President,
                                   Chief Financial Officer and Secretary

PROXY - CHILES OFFSHORE INC.

11200 RICHMOND AVENUE, SUITE 490, HOUSTON, TEXAS 77082
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHILES OFFSHORE INC.

The undersigned having received the Notice of Meeting and Proxy Statement of Chiles Offshore Inc. (the "Company") dated April 12, 2002 and Annual Report for the fiscal year ended December 31, 2001, hereby appoints and constitutes Messrs. William Chiles and Dick Fagerstal, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 14, 2002, and at any adjournments thereof (the "Annual Meeting"), as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL MANAGEMENT NOMINEES LISTED.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.












007TKC

CHILES OFFSHORE INC.


                                                         HOLDER ACCOUNT NUMBER


Use a black pen.  Print                                               Mark this box with an X if you
in CAPITAL letters inside    [A B C]  [1 2 3]  [X]               [ ]  have made changes to your name or
the grey areas as shown                                               address details above.
in this example.




ANNUAL MEETING PROXY CARD

[A] ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

                        FOR    WITHHOLD                           FOR    WITHHOLD                         FOR    WITHHOLD
01 - Charles Fabrikant  [ ]      [ ]     05 - Jonathan Fairbanks  [ ]      [ ]      09 - Patricio Morphy  [ ]      [ ]
02 - Randall Blank      [ ]      [ ]     06 - Alan Locker         [ ]      [ ]      10 - Robert Pierot    [ ]      [ ]
03 - William Chiles     [ ]      [ ]     07 - Timothy McKeand     [ ]      [ ]
04 - Dick Fagerstal     [ ]      [ ]     08 - Luis Morphy         [ ]      [ ]





In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual Meeting.



                             YOUR VOTE IS IMPORTANT!

[B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
    INSTRUCTIONS TO BE EXECUTED.

Please sign name as it appears hereon. When signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint, or co-owner, each owner should sign.

Signature 1                 Signature 2                    Date (dd/mm/yyyy)
------------------------    ---------------------------    --------------------

------------------------    ---------------------------    --------------------

[X]  A634                                       1UPX                         +




007TJB